UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2005

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the request of the holders of the $50 million of trust preferred securities issued by HMB Capital Trust I on June 28, 2005, HomeBanc Corp. (“HomeBanc”) has entered into a Second Amended and Restated Trust Agreement and an Amended and Restated Junior Subordinated Indenture, each dated as of August 29, 2005 (collectively, the “Amended Agreements”). The Amended Agreements modify the interest payment dates, the redemption date and the maturity date of the Company’s junior subordinated indentures issued to HMB Capital Trust I and the related trust preferred securities issued by HMB Capital Trust I. Copies of the Amended Agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated in this Item 1.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Trust Agreement dated as of August 29, 2005, among HomeBanc Corp., as Depositor; Wells Fargo Bank, National Association, as Property Trustee; Wells Fargo Delaware Trust Company, as Delaware Trustee; and the Administrative Trustees named therein.

10.2	Amended and Restated Junior Subordinated Indenture dated as of August 29, 2005, between HomeBanc Corp. and Wells Fargo Bank, National Association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Alana L. Griffin
Alana L. Griffin
Senior Vice President, Assistant
General Counsel & Assistant Secretary

Date: September 1, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amended and Restated Trust Agreement dated as of August 29, 2005, among HomeBanc Corp., as Depositor; Wells Fargo Bank, National Association, as Property Trustee; Wells Fargo Delaware Trust Company, as Delaware Trustee; and the Administrative Trustees named therein.

10.2	Amended and Restated Junior Subordinated Indenture dated as of August 29, 2005, between HomeBanc Corp. and Wells Fargo Bank, National Association, as Trustee.